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                                                                    EXHIBIT 99.1

                                  EXHIBIT 99.1
                        CONSENT OF PROSPECTIVE DIRECTOR

     Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to being named in the Registration Statement on Form SB-2 of Vail Banks, Inc. (the "Form SB-2"), as a person about to become a director of Vail Banks, Inc., to this letter being filed as an exhibit to the Form SB-2, and to the use of my name and biographical information in the Form SB-2.



                                             /s/ Garner F. Hill, II
                                             ----------------------------------
                                             Garner F. Hill, II

Dated September 22, 1998